UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2018

DOLLAR TREE, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA

(State or Other Jurisdiction of Incorporation)

0-25464	26-2018846
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway

Chesapeake, VA 23320

(Address of Principal Executive Offices and Zip Code)

(757) 321-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

Underwriting Agreement

On April 5, 2018, Dollar Tree, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”) with respect to the Company’s issuance and sale of $750,000,000 aggregate principal amount of its Senior Floating Rate Notes due 2020 (the “Floating Rate Notes”), $1,000,000,000 aggregate principal amount of its 3.700% Senior Notes due 2023 (the “2023 Notes”), $1,000,000,000 aggregate principal amount of its 4.000% Senior Notes due 2025 (the “2025 Notes”) and $1,250,000,000 aggregate principal amount of its 4.200% Senior Notes due 2028 (the “2028 Notes” and together with the Floating Rate Notes, the 2023 Notes and the 2025 Notes, the “Notes”). The offering of the Notes is expected to close on April 19, 2018, subject to the satisfaction of customary closing conditions.

The Company expects to use the proceeds of the offering of the Notes, together with cash on hand and the proceeds of borrowings under new senior credit facilities that it expects to enter into concurrently with or in advance of the closing of the Offering (the “New Senior Credit Facilities”) to redeem all of its outstanding 5.750% Senior Notes due 2023 (the “Existing Notes”) and repay all of the outstanding loans under the Company’s existing senior secured credit facilities, including its Term Loan A-1 loans, which mature July 6, 2020 and currently bear interest at LIBOR plus 1.50% per annum, and its Term Loan B-2 Loans, which mature July 6, 2022 and currently bear interest at 4.25% per annum. Certain of the underwriters or their respective affiliates are lenders under the Company’s existing senior secured credit facilities and hold Existing Notes and, as such, will receive a portion of the net proceeds from the offering of the Notes pursuant to the repayment of such indebtedness.

The sale of the Notes is being made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-224071), including a prospectus supplement dated April 5, 2018 to the prospectus contained therein dated April 2, 2018, filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking, hedging, brokerage and advisory services for the Company for which they have received, and will receive, customary fees and expenses. In particular, affiliates of certain of the underwriters are expected to be agents and/or lenders under the Company’s New Senior Credit Facilities.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events.

On April 5, 2018, Dollar Tree, Inc. (the “Company”) issued a press release (the “Press Release”) announcing the pricing of the public offering of $750,000,000 aggregate principal amount of its Floating Rate Notes, $1,000,000,000 aggregate principal amount of its 2023 Notes, $1,000,000,000 aggregate principal amount of its 2025 Notes and $1,250,000,000 aggregate principal amount of its 2028 Notes. The Press Release also announced that the Company has delivered a notice to holders of its Existing Notes of its election to redeem the Existing Notes on May 5, 2018 (the “Redemption Date”) at a price equal to 104.313% of the aggregate principal amount of the Existing Notes, plus accrued and unpaid interest to, but excluding, the Redemption Date, conditioned on the closing of the offering of the Notes, and that the Company intends to repay its outstanding loans under its existing senior secured credit facilities with the proceeds of the offering of the Notes, together with cash on hand and proceeds of borrowings under the New Senior Credit Facilities.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of April 5, 2018, by and among Dollar Tree, Inc. and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

99.1	Press release dated as of April 5, 2018 issued by Dollar Tree, Inc.

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of April 5, 2018, by and among Dollar Tree, Inc. and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

99.1	Press release dated as of April 5, 2018 issued by Dollar Tree, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.
(Registrant)

Date: April 9, 2018	By:	/s/ William A. Old, Jr.
William A. Old, Jr.
Chief Legal Officer and Corporate Secretary